UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 12, 2005

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27478	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (773) 380-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 1.01	Entry Into a Material Definitive Agreement.

           On August 12, 2005, Bally Total Fitness Holding Corporation (“Bally” or the “Company”) entered into a consent (the “Consent”), effective as of August 9, 2005, relating to its existing term loan and revolving credit agreement with JPMorgan Chase Bank as Agent and the several banks and other financial institutions as parties thereto (the “Credit Agreement”). The Consent amends Section 8.07, Cross Default, of the Credit Agreement to extend to August 31, 2005 the 10-day period after which a Default or Event of Default (as defined in the Credit Agreement) will occur as a result of the default notices received by the Company on August 4, 2005 and August 5, 2005 with respect to its 10-1/2% Senior Notes due 2011 and 9-7/8% Senior Subordinated Notes due 2007.

           The preceding description of the terms of the consent is qualified in its entirety by reference to the text of the consent, which is attached hereto as Exhibit 10.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

           On August 12, 2005, the Company announced that Marilyn Seymann, Ph.D. notified the Company of her resignation from the Company’s Board of Directors, effective immediately. Dr. Seymann’s resignation was not due to any disagreement with the Company.

Item 8.01	Other Events.

           On August 12, 2005, Bally issued a press release announcing that it has extended the Consent Date (as defined in Bally’s Consent Solicitations dated July 13, 2005) for holders of its 10-1/2% Senior Notes due 2011 and 9-7/8% Senior Subordinated Notes due 2007 to consent to an extension of waivers of defaults under the indentures governing such notes to 5:00 p.m., New York City time, on August 18, 2005.

           The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Consent dated as of August 9, 2005, under the Credit Agreement, dated as of November 18, 1997, as amended and restated as of October 14, 2004, as amended by the First Amendment and Waiver dated March 31, 2005, among Bally Total Fitness Holding Corporation, a Delaware corporation, the lenders parties thereto, JPMorgan Chase Bank, N.A., as agent for the lenders, Deutsche Bank Securities, Inc., as syndication agent, and LaSalle Bank National Association, as documentation agent.

99.1	Press release dated August 12, 2005 announcing receipt of extension of cross default deadline to August 31, 2005 and extension of consent due date for the solicitation of waivers to August 18, 2005.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: August 15, 2005	/s/ Marc D. Bassewitz

Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel